Exhibit (c)(5)

PRIVATE & CONFIDENTIAL – PRELIMINARY

INVESTMENT BANKING DIVISION

Discussion Materials for

Project Wildcat

Goldman Sachs & Co. LLC

Strictly Private and Confidential

August 3, 2022

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Goldman Sachs

Today's Agenda

1. Public Market Perspectives
2. Preliminary Illustrative Financial Projections
3. Preliminary Illustrative Financial Analysis

Goldman Sachs

Review of Recent Wildcat Stock Price Performance

Stock Price Performance (Last 1 Year)



Statistic | Value
30 Day VWAP | $12.46
60 Day VWAP | $11.04
90 Day VWAP | $11.18
52-Week High: $26.99
52-Week Low: $7.78
$ 13.08
1
2
3
4
5
6
7
8
$ 35.00
$ 30.00
$ 25.00
$ 20.00
$ 15.00
$ 10.00
$ 5.00
$ 0.00
Jul-2021
Sep-2021
Nov-2021
Jan-2022
Mar-2022
May-2022
Jul-2022

Key Recent Events

	Date	Event
1	26-Oct-2021 **Wildcat:** (7.2)% **XBI:** (0.3)%	Announced Q2 FY2021 results
2	26-Jan-2022 **Wildcat:** (0.4)%[1] **XBI:** (2.0)%	Announced Q3 FY2021 results
3	12-Apr-2022 **Wildcat:** (25.1)% **XBI:** (0.2)%	Announced FDA identified deficiencies in Myfembree's sNDA for endometriosis
4	29-Apr-2022 **Wildcat:** +6.2%[2] **XBI:** +4.0%	EC approval of Orgovyx for prostate cancer
5	06-May-2022 **Wildcat:** (3.7)% **XBI:** (5.0)%	PDUFA date for Myfembree in endometriosis extended to 06-Aug-2022
6	09-May-2022 **Wildcat:** (10.4)% **XBI:** (8.2)%	Announced licensing agreement with Accord for Orgovyx in prostate cancer in Europe
7	10-May-2022 **Wildcat:** +24.0%[3] **XBI:** +5.2%	Announced Q4 FY2021 results
8	27-Jul-2022 **Wildcat:** +8.0%[4] **XBI:** (1.0)%	Announced Q1 FY2022 results

Source: Bloomberg, IBES as of 29-Jul-2022.

[1] Preliminary results announced on 10-Jan with +4.0% stock price reaction. [2] Stock price reaction is measured as of 02-May-2022 close as press release was disclosed post-close on 29-Apr-2022. [3] Pfizer's acquisition of Biohaven also announced pre-market on 10-May-2022. [4] Reflects Wildcat performance on 28-Jul given results released post-market close on 27-Jul. ObsEva also announced termination of its lead candidate linzagolix (uterine fibroids) pre-market open 27-Jul.

Goldman Sachs

Wildcat Indexed Stock Price Performance

Indexed Stock Price Performance (Last 1 Year)

Performance (%)	1Y	6M	3M	1M
Wildcat	(34.5)%	4.4 %	40.5 %	1.9 %
S&P 500	(6.5)	(6.8)	(0.0)	8.2
XBI	(35.2)	(8.4)	9.9	8.5


200%
160%
120%
80%
40%
0%
Indexed Price
Jul-2021
Oct-2021
Jan-2022
Apr-2022
Jul-2022
(6.5)%
(35.2)%
(34.5)%
Wildcat
S&P 500
XBI

Recent Wall Street Commentary

*"The [FDA labeling] disclosure increases our optimism that Myfembree's sNDA could be approved in August. Should the FDA extend Myfembree's label on or around the PDUFA date, **Myovant is ready to launch in EM by the end of the month.**"*

- Analyst F, 27-Jul-2022

*"With the company highlighting its present engagement with FDA in labeling discussions, it would appear **the risk of an EM CRL has largely abated** in the wake of the extended sNDA review cycle for identified data package 'deficiencies'. Much remains unclear on this front, however, and **we would not be surprised by a more conservative set of warnings** and/or use indication compared with the current UF label. "*

- Analyst B, 27-Jul-2022

*"With **several regulatory catalysts on the horizon and the potential for EU commercialization** of Orgovyx and label expansion for Myfembree, there are several things for investors to focus on in the coming quarter."*

- Analyst D, 20-Jul-2022

*"In LIBERTY, 78.4% of subjects on Myfembree responded through week 76 compared to a response rate of 15.1% of subjects who discontinued treatment and initiated placebo at week 52. This, along with our continued belief that Myfembree has an advantage in maintaining bone mineral density (BMD), **gives us reasonable confidence in this filing.**"*

- Analyst E, 02-Jun-2022

Source: Bloomberg, Cap IQ as of 29-Jul-2022.

Analyst Price Targets and Valuation Methodologies


WholeCo
Relugolix US
Relugolix Ex-US
Relugolix (APC)
Relugolix (EM)
Relugolix (UF)
IVF
Milestones
Net Cash
$ 25.00
$ 22.00
$ 4.75
$ 4.69
$ 3.20
$ 10.30
$ 20.00
$ 1.35
$ 3.59
$ 15.06
$ 12.00
$ 1.55
$ 0.35
$ 9.53
$ 1.67
$ 10.00
$ 3.74
$ 0.10
$ 2.55
$ 0.66
$ 2.95
N/A
Median: $ 20.00
Current: $ 13.08
Analyst A
Analyst B
Analyst C
Analyst D
Analyst E
Analyst F

							Median[1]
Price Target Date	01-Aug-2022	01-Aug-2022	01-Aug-2022	02-Aug-2022	01-Aug-2022	02-Aug-2022	N/A
Recommendation	Buy	Buy	Buy	Buy	Hold	Buy	N/A
PoS	N/A	Endometriosis: 75%	Endometriosis: 70%	N/A	Endometriosis: 70%	N/A	N/A
Methodology	DCF	Combination of DCF and SOTP peak sales multiple analyses	Average of DCF, EPS Multiple and Sum of the Parts (relugolix US vs. relugolix ex-US)	SOTP	SOTP	DCF shown in analyst model but no price target	N/A
Discount Rate	12%	10%	10%	10%	14%	9%	10%
PGR	0%	0%	3%	(10)%	0%	(20)%	0%
2030 Orgovyx US Revenue	2028 $1.1bn	$0.8bn	$0.6bn	$1.0bn	$0.3bn	2026 $0.6bn	$0.7bn
2030 Myfembree US Uterine Fibroids Revenue	2028 $0.3bn	$0.4bn	$0.5bn	$0.3bn	$0.3bn	2026 $0.5bn	$0.4bn
2030 Myfembree US Unadjusted Endometriosis Revenue	2028 $0.2bn	$0.3bn	$0.1bn	$0.1bn	$0.1bn	2026 $0.2bn	$0.1bn

Source: Wall Street research as of 02-Aug-2022; current share price indicates closing price on 29-Jul-2022
Note: Model details per latest available analyst model; revenue figures are total US revenues; Analyst B and Analyst C SOTP breakouts are calculated by adjusting each component's value in SOTP by the proportion of blended price target to SOTP value; Analyst B milestone value also includes $(0.65)/share net cash value adjusted by the proportion of SOTP value to blended price target; for Analyst D, G&A value of $(13.8) per share and Net Cash value of $(1.5) per share were distributed to the value of other portions of the SOTP by proportion of value; Analyst F has no price target though model has DCF value of $16 per share at 9% discount rate and (20)% PGR. [1] Median revenue figures only includes analysts with 2030 revenue projections.

Today's Agenda

1. Public Market Perspectives
2. **Preliminary Illustrative Financial Projections**
3. Preliminary Illustrative Financial Analysis

Goldman Sachs

Wildcat Preliminary Illustrative Projections Summary Approach

Forecast Period FY2022E – FY2036E

A **Preliminary LRP Projections from Latest LRP Projections in June 2022 through FY2026E used as basis for forecast**

B **Marketed products within scope:**

- Orgovyx (Prostate Cancer): $1,303mm U.S. FY2026E sales; extrapolated to $2,352mm in FY2036E
- Myfembree (Uterine Fibroids): $402mm U.S. FY2026E sales; extrapolated to $609mm in FY2036E

C **Pipeline products within scope:**

- Myfembree (Endometriosis): $392mm U.S. FY2026E sales; 100% POS; $618mm in FY2036E
- Myfembree ([***]): $29mm U.S. FY2026E risk-adjusted sales; 75% POS; $95mm in FY2036E
- Myfembree ([***]): $23mm U.S. 2026E risk-adjusted sales; 75% POS; $73mm in FY2036E
- MVT-602 [***]: $332mm 2036E risk-adjusted sales; 5% POS
- Note that MVT-602 Female Infertility and CYCLO projections are not included

D **Pfizer, Gedeon Richter, Accord, Takeda agreements modeled per agreed upon terms[1]**

E **2036 WW LOE**

Source: Management Projections

Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee. U.S. sales noted above reflect total U.S. sales; noted limited to Wildcat revenue.

[1] Royalties receivable of [***]% from Takeda in certain Asian countries not reflected within forecast due to immateriality and lack of reliable estimates.

Goldman Sachs

Updates to Preliminary Illustrative Projections Since 28-Jun-2022 Special Committee Meeting

($ in millions)

INVESTMENT BANKING DIVISION

Updates to Preliminary Forecasts

	28-Jun-2022 Assumption	Revised Assumption
1 WW LOE	FY2035	FY2036
2 Contraceptive Label Impacting Myfembree Revenue Projections	100% POS	72% POS
3 LOE of [***] and [***] Revenue Projections	2033	2036

Net Impact to Preliminary Illustrative Risk-Adj. Revenue Since 28-Jun Meeting


$ 0
2022E
$(0)
2023E
$(0)
2024E
$(29)
2025E
$(40)
2026E
$(44)
2027E
$(45)
2028E
$(45)
2029E
$(46)
2030E
$(46)
2031E
$(46)
2032E
$ 84
2033E
$ 95
2034E
$ 104
2035E
$ 3,008
2036E[1]

	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E[1]
1 Δ LOE	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 3,008
2 Δ Contra.	$ 0	$(0)	$(0)	$(29)	$(40)	$(45)	$(46)	$(46)	$(46)	$(46)	$(46)	$(47)	$(47)	$(47)	$ 111
3 Δ [***]/[***]	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 130	$ 141	$ 150	$ 166
Current Total	$ 274	$ 597	$ 1,125	$ 1,656	$ 2,149	$ 2,334	$ 2,552	$ 2,695	$ 2,852	$ 3,059	$ 3,266	$ 3,487	$ 3,692	$ 3,880	$ 4,079
% Net Change	0 %	(0)%	(0)%	(2)%	(2)%	(2)%	(2)%	(2)%	(2)%	(1)%	(1)%	2 %	3 %	3 %	414 %

Additional Sensitivities Modeled

- "Halo" effect of Myfembree EM on UF
- Impact to Myfembree of extended duration of 3 months for contraceptive label
- Impact to Myfembree of gaining contraceptive coverage
- Impact to Myfembree of LIBERTY and SPIRIT duration extension
- Impact to Orgovyx of CV Outcomes Study
- Impact to Myfembree of ObSeva

Source: Management Projections Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee. UF = Uterine Fibroids and EM = Endometriosis [1] Assumes revenue erosion of (80)% from FY2035 to FY2036 in 28-Jun projections.

Goldman Sachs

Preliminary Illustrative Assumptions for Management Projections (1 of 2)

	Orgovyx	Myfembree				[***]
		UF	EM	[***][1]	[***][1]	
Annual Price Increase	3%	3%				Revenue begins in FY2030E growing ~54% on average per year through FY2036E
Volume Growth	~11% in FY2027E; stepped down to ~3% by FY2036E	~8% in FY2027E; ~2% after FY2027E		~45% in FY2027E; ~33% in FY2028E – FY2030E; ~5% in FY2031E – FY2032E; 0% growth in FY2033E – FY2036E		
Gross-to-Net Price	~44% in FY2023E increasing to ~48% in FY2026E and increasing to ~52% in 2036E	~50% in FY2023E increasing to ~55% in FY2026E and increasing to ~62% in FY2036E	~50% in FY2023E increasing to ~55% in FY2026E and increasing to ~62% in FY2036E	~40% in FY2023E increasing to ~69% in FY2036E		
Probability of Success	100%	100%	100%	75%	75%	5%
US Non-Risk-Adjusted Product Revenue ($ mm)						
Analyst Median *2026E*	$588	$192	$139	--	--	--
Management *2026E*	$1,303	$402	$392	$38	$30	$0
Management *Peak (2036E)*	$2,352	$609	$618	$126	$97	$6,440

Source: Management Projections

Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee.

[1] Ex-US revenue for [***] and [***] are not included in management's projections.

Goldman Sachs

Preliminary Illustrative Assumptions for Management Projections (2 of 2)

Collaboration Revenue	■ **Pfizer**: Terms based on signed collaboration agreement; aggregate of up to $2.3bn of development and sales milestones estimated through FY2036E ■ **Accord**: Terms based on signed collaboration agreement and ex-US Orgovyx revenue projections from Project Athena projections; aggregate of $0.3bn of royalties and milestones through FY2036E with additional $50mm upfront payment accounted for in cash balance ■ **Gedeon Richter**: Terms based on signed collaboration agreement and ex-US Myfembree revenue projections provided by Gedeon Richter through FY2030E. Beyond FY2030E revenue assumed to grow 3% YoY FY2030E-FY2032E, consistent with 2029 revenue growth, and 1% YoY FY2032E-FY2036E; aggregate of $0.3bn of royalties and milestones through FY2036E ■ **Takeda:** Royalties receivable of [***]% from Takeda in certain Asian countries not reflected within forecast due to immateriality and lack of reliable estimates
Cost Assumptions	■ **COGS** (% Net Revenues): 3.0% for non-[***] indications in all projected years, consistent with approach in Wildcat latest LRP; [***] COGS per Wildcat latest [***] projections (15% of net [***] revenue) ■ **SG&A** (% Net Revenues): beyond FY2026E is projected as 16% of non-[***] revenue, consistent with FY2026E margin in Wildcat latest LRP; [***] SG&A expense per Wildcat latest [***] projections (6% net [***] revenue in 2036E) ■ **R&D** (% of Net Revenues): beyond FY2026E is projected as 2% increase in non-[***] R&D spending to adjustment for inflation; [***] R&D expense per Wildcat latest [***] projections ($75mm cumulative R&D expense) ■ **Takeda Royalty**: [***]% of Orgovyx and [***]% of Myfembree product revenue booked by Wildcat ■ **Collaboration Expense to Pfizer**: 50% of gross profit, after taking Takeda royalty into account (royalties receivable of [***]% from Takeda in certain Asian countries not reflected within forecast due to immateriality and lack of reliable estimates)
Cash Flow Items	■ **Working Capital**: Estimated to be 5% of change in product sales ■ **Capital Expenditures**: $2.4mm per year over projection period, consistent with Wildcat preliminary LRP available until FY2026E ■ **Depreciation**: $1.4mm per year throughout entire projection period, consistent with Wildcat preliminary LRP available until FY2026E
Tax	■ 14% corporate effective tax rate based on Wildcat guidance ■ **NOLs and R&D Tax Credits** — $1,027mm of NOLs available for utilization per latest Wildcat filings — Assumes accumulation and use of $2mm R&D tax credit each year per Wildcat input
Capitalization	■ **Shares Outstanding**: Capitalization as of 12-Jul-2022 per management — 95.72mm common shares outstanding — 5.9mm options outstanding with a weighted average strike price of $10.82[1]; 7.3mm RSUs; 0.9mm PSUs, 0.05mm warrants at $15.06 exercise price and 0.02mm warrants at $18.82 exercise price ■ **Cash balance:** $359mm (per 30-Jun-2022 10Q, inclusive of $50mm upfront payment from Accord partnership) ■ **Debt:** $359mm as of 30-Jun-2022 (loan from Sparrow matures in 2025)

Source: Management Projections Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee. [1]Includes 4.1mm exercisable options at $8.94 and 1.8mm unvested options at $14.99.

Summary of Preliminary Illustrative Management Projections

Non-Risk-Adjusted and Risk-Adjusted Revenue ($ in millions)

Non-Risk-Adjusted Product Revenue[1]

US Launch Assumptions	
Orgovyx	2021
Myfembree UF	2021
Myfembree EM	2022
Myfembree [***]	2026
Myfembree [***]	2026
[***]	2030


2022E: $ 274; $ 12; $ 31; $ 231
2023E: $ 597; $ 76; $ 114; $ 408
2024E: $ 1,125; $ 150; $ 225; $ 751
2025E: $ 1,656; $ 271; $ 310; $ 1,075
2026E: $ 2,166; $ 30; $ 38; $ 392; $ 402; $ 1,303
2027E: $ 2,358; $ 43; $ 53; $ 453; $ 446; $ 1,363
2028E: $ 2,596; $ 78; $ 99; $ 471; $ 464; $ 1,484
2029E: $ 2,745; $ 88; $ 112; $ 484; $ 476; $ 1,586
2030E: $ 3,564; $ 698; $ 89; $ 113; $ 496; $ 488; $ 1,680
2031E: $ 5,065; $ 2,062; $ 88; $ 112; $ 515; $ 507; $ 1,781
2032E: $ 6,659; $ 3,525; $ 86; $ 110; $ 534; $ 526; $ 1,877
2033E: $ 8,157; $ 4,871; $ 89; $ 114; $ 554; $ 546; $ 1,983
2034E: $ 9,224; $ 5,778; $ 92; $ 118; $ 575; $ 566; $ 2,096
2035E: $ 9,720; $ 6,100; $ 94; $ 122; $ 596; $ 587; $ 2,220
2036E: $ 10,243; $ 6,440; $ 97; $ 126; $ 618; $ 609; $ 2,352

Risk-Adjusted Product Revenue[1]

Risk Adjustment	
Orgovyx	100%
Myfembree UF	100%
Myfembree EM	100%
Myfembree [***]	75%
Myfembree [***]	75%
[***]	5%


2022E: $ 274; $ 12; $ 31; $ 231
2023E: $ 597; $ 76; $ 114; $ 408
2024E: $ 1,125; $ 150; $ 225; $ 751
2025E: $ 1,656; $ 271; $ 310; $ 1,075
2026E: $ 2,149; $ 23; $ 29; $ 392; $ 402; $ 1,303
2027E: $ 2,334; $ 32; $ 40; $ 453; $ 446; $ 1,363
2028E: $ 2,552; $ 59; $ 74; $ 471; $ 464; $ 1,484
2029E: $ 2,695; $ 66; $ 84; $ 484; $ 476; $ 1,586
2030E: $ 2,852; $ 36; $ 66; $ 84; $ 496; $ 488; $ 1,680
2031E: $ 3,059; $ 106; $ 66; $ 84; $ 515; $ 507; $ 1,781
2032E: $ 3,266; $ 182; $ 65; $ 83; $ 534; $ 526; $ 1,877
2033E: $ 3,487; $ 251; $ 67; $ 86; $ 554; $ 546; $ 1,983
2034E: $ 3,692; $ 298; $ 69; $ 89; $ 575; $ 566; $ 2,096
2035E: $ 3,880; $ 315; $ 71; $ 92; $ 596; $ 587; $ 2,220
2036E: $ 4,079; $ 332; $ 73; $ 95; $ 618; $ 609; $ 2,352
Orgovyx
Myfembree UF
Myfembree EM
Myfembree [***]
Myfembree [***]
[***]

Source: Management Projections Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee. [1] Excludes Richter product supply & royalties.

Goldman Sachs

Orgovyx US Key Assumptions Benchmarking

Preliminary Illustrative Management vs. Street | ($ in millions)

INVESTMENT BANKING DIVISION

	Addressable Population Segment	Addressable Population in 2026	Market Share in 2026	Patients on Treatment at YE FY2026E	Gross Price Per Month at Launch	Price Increase[1]	U.S. GTN Discount at Launch	U.S. Risk Adj. 2026 sales
Analyst A	Patients receiving GnRHa	314,000	17%	49,000[2]	$ 1,348 [4]	0 %	N/A	$ 994
Analyst B	Locally advanced	103,638	29%	30,055	$ 2,313	1 %	20 %	$ 697
Analyst C	N/A	779,857	8%	16,940	$ 2,313	0 %	N/A	$ 449
Analyst E	GnRH treated patients	80,650	20%	16,130[2]	$ 2,313	2 %	40 %	$ 388
Analyst F	Men on hormonal therapy for prostate cancer	780,968	12%	97,049	$ 925[5]	5 %	20 %	$ 575
Research Median	N/A	314,055	17%	30,055	$ 2,313	1 %	20 %	$ 600
Wildcat Illustrative Preliminary Projections	Locally advanced and metastatic	462,025	19% (15% + 4% promotional uplift)	80,316[3]	2,464[6]	3 %	39 %	$ 1,303


Risk-Adjusted US Sales
$ 231
$ 408
$ 751
$ 1,075
$ 1,303
$ 1,363
$ 1,484
$ 1,586
$ 1,680
$ 1,781
$ 1,877
$ 1,983
$ 2,096
$ 2,220
$ 2,352
$ 210
$ 347
$ 472
$ 621
$ 796
$ 950
$ 1,104
$ 951
$ 1,008
$ 1,015
$ 579
$ 371
$ 388
$ 405
$ 181
$ 292
$ 399
$ 517
$ 600
$ 697
$ 778
$ 674
$ 694
$ 845
$ 860
$ 371
$ 388
$ 405
$ 158
$ 211
$ 235
$ 253
$ 276
$ 300
$ 321
$ 347
$ 371
$ 396
$ 423
$ 451
$ 371
$ 388
$ 405
FY2022E FY2023E FY2024E FY2025E FY2026E FY2027E FY2028E FY2029E FY2030E FY2031E FY2032E FY2033E FY2034E FY2035E FY2036E
Research Analyst High
Research Analyst Median
Research Analyst Low
Preliminary and Illustrative Management Forecast

Number of Analysts	6	6	6	6	6	5	5	3	3	2	2	2	1	1	1

Source: Management Projections, Wall Street Research as of 02-Aug-2022. Note: Detailed revenue build not available for Analyst D. [1] Throughout projection period. [2] Accounted for 95% compliance adjustment. [3] Accounted for 90% compliance adjustment. [4] Net price; GTN assumption not disclosed. [5] $4,440 average price per patient for 6 months, which is then adjusted for 20% GTN to arrive at gross price. [6] $2,385 / bottle and 1.03 bottle per month per patient.

Goldman Sachs

Myfembree US Key Assumptions Benchmarking

Preliminary Illustrative Management vs. Street | ($ in millions)

INVESTMENT BANKING DIVISION

		Addressable Population Segment	Addressable Population in 2026	Market Share in 2026	Patients on Treatment at YE FY2026E	Gross Price Per Month at Launch	Price Increase[1]	U.S. GTN Discount at Launch	PoS	U.S. Adj. 2026 sales
Analyst A	UF	N/A	3,009,000	0.60%	18,000	$ 750	2 %	N/A	N/A	$ 179
	EM	Refractory Mod / Sec Symptomatic Patients	427,000	3.50%	15,000	$ 765	2 %	N/A	N/A	$ 149
Analyst B	UF	Anti-GnRH eligible patients	1,819,000	11%	50,023[3]	$ 975	1 %	25 %	100%	$ 185
	EM	Total 1 -3L oral GnRH patients	282,612	20%	59,787	$ 975	1 %	25 %	75%	$ 218
Analyst C	UF	Hospitalization and Hysterectomies due to UF	550,852	7%	38,765	$ 750	Stepwise increase to reach $948 in 2030	N/A	100%	$ 407
	EM	N/A	798,722	6%	13,655	$ 788	Stepwise increase to reach $948 in 2030	N/A	70%	$ 91
Analyst E	UF	GnRH treated patients	104,241	32%	33,774	$ 1,078	2 %	37 %	100%	$ 166
	EM	GnRH treated patients	40,877	42%	16,980	$ 1,100	2 %	39 %	70%	$ 90
Analyst F	UF	N/A	1,500,000	2%	25,176	$ 778	5 %	20 %	N/A	$ 300
	EM	2nd line patients	1,256,250	1%	16,600	$ 777	5 %	20 %	N/A	$ 200
Research Median	UF	N/A	1,500,000	7%	38,774	$ 778	2 %	25 %	100.0 %	$ 185
	EM	N/A	427,000	6%	16,900	$ 788	2 %	25 %	70.0 %	$ 149
Wildcat Illustrative Preliminary Projections	UF	UF LRP patient funnel analysis	1,592,599	10%	76,122[4]	$ 1,044	3 %	27%	100%[6]	$ 402
	EM	EM LRP patient funnel analysis	1,444,998	10%	74,460[5]	$ 1,044	3 %	27%	100%[6]	$ 392


Risk-Adjusted US Sales2
$ 36
$ 43
$ 28
$ 16
$ 190
$ 125
$ 80
$ 35
$ 375
$ 255
$ 150
$ 72
$ 581
$ 408
$ 244
$ 145
$ 846
$ 500
$ 365
$ 229
$ 970
$ 607
$ 383
$ 313
$ 1,068
$ 705
$ 448
$ 392
$ 1,110
$ 705
$ 542
$ 424
$ 1,135
$ 665
$ 612
$ 433
$ 1,172
$ 627
$ 589
$ 436
$ 1,208
$ 600
$ 592
$ 437
$ 1,252
$ 491
$ 479
$ 466
$ 1,298
$ 484
$ 445
$ 407
$ 1,345
$ 497
$ 417
$ 338
$ 1,394
$ 510
$ 395
$ 280
FY2022E FY2023E FY2024E FY2025E FY2026E FY2027E FY2028E FY2029E FY2030E FY2031E FY2032E FY2033E FY2034E FY2035E FY2036E
Research Analyst High
Research Analyst Median
Research Analyst Low
Preliminary and Illustrative Management Forecast

	FY2022E	FY2023E	FY2024E	FY2025E	FY2026E	FY2027E	FY2028E	FY2029E	FY2030E	FY2031E	FY2032E	FY2033E	FY2034E	FY2035E	FY2036E
Number of Analysts	6	6	6	6	6	5	5	3	3	2	2	2	2	2	2

Source: Management Projections, Wall Street Research as of 02-Aug-2022. Note: Detailed revenue build not available for Analyst D. [1] Throughout projection period. [2] Wildcat projections Include uterine fibroids, endometriosis, [***], and [***]. [3] Accounted for 80% compliance adjustment. [4] Reflects total patients receiving relugolix after adjusting for 70% compliance. [5] Reflects total patients receiving relugolix after adjusting for 75% compliance. [6] Includes 72% POS adjustment for the contraceptive label.

Goldman Sachs

Today's Agenda

1. Public Market Perspectives
2. Preliminary Illustrative Financial Projections
3. Preliminary Illustrative Financial Analysis

Goldman Sachs

Overview of Financial Analysis Assumptions

Financial Assumptions	■ Wildcat preliminary illustrative risk-adjusted management projections through FY2036 ■ Capitalization as of 12-Jul-2022 per management — 95.72mm common shares outstanding — 5.9mm options outstanding with a weighted average strike price of $10.82[1]; 7.3mm RSUs; 0.9mm PSUs, 0.05mm warrants at $15.06 exercise price and 0.02mm warrants at $18.82 exercise price ■ Cash balance of $359mm and debt balance of $359mm as of 30-Jun-2022 ■ Utilize $1,027mm of NOLs (80% of taxable income for post-2017 NOLs) and $2mm in existing R&D credit as of 31-Mar-2022
Sum of the Parts DCF	■ Cash flows discounted to 30-Jun-2022 using mid-year convention ■ Weighted average cost of capital of 12.0 to 14.0% ■ Perpetuity growth rate of (60.0)% to (100.0)% used to calculate terminal value post 2035

Source: Management Projections

Note: Management projections are illustrative only, are based on a number of assumptions, and are made only as of this date. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. [1] Includes 4.1mm exercisable options at $8.94 and 1.8mm unvested options at $14.99.

Goldman Sachs

Preliminary Illustrative Financial Analysis

	Financial Analyses	Illustrative Price per Share		Comments
Discounted Cash Flow	Preliminary Illustrative Management Projections	$ 22.09	$ 34.42	■ Annual Price Growth 1-5% per year (3% in midpoint) ■ Volume growth +/- 3% to midpoint each year ■ 12-14% WACC ■ (100)%-(60)% perpetuity growth rate
Premia Analysis (Minority Squeeze Out – Biotechnology only)	Undisturbed Price ($13.08)	$ 18.46	$ 26.50	■ Premiums of 41-103% applied to current stock price (based on min and max of Biotech minority squeeze outs since 2012)
Reference Information				
	52-Week Trading Range	$ 7.78	$ 26.99	■ **High (09-Sep-2021):** $26.99 ■ **Low (09-May-2022):** $7.78
	Analyst Price Targets	$ 10.00	$ 25.00	■ **Median:** $20.00

Current Share Price: $13.08

Source: Management Projections. Market data as of 29-Jul-2022 Note: Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 95.3mm shares outstanding and 6.1mm options outstanding with a weighted average strike price of $10.71 and 4.4mm RSUs outstanding. Includes net cash balance of $0mm at 30-Jun-2022 (pro forma for $50mm upfront payment from Accord). Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC.

Preliminary Illustrative Sum-of-the-Parts DCF Analysis

($ in millions, except per share values) | Management Projections

Illustrative SOTP Analysis on a Per Share Basis


Orgovyx + Myfembree Per Share Value:
$27.93
Percentage of Total Per Share Value:
100.2%
$ 20.00
$ 7.93
$ 1.56
$ 1.31
$(2.93)
$ 27.87
Orgovyx
Myfembree
[***]
NOLs
Unallocated R&D Costs
Total

Implied Equity Value: ***$3,008***

Premium Current Price Per Share: ***113%***

WACC / PGR Sensitivity

12.0 % / (80.0)%	$ 21.41	$ 8.68	$ 1.75	$ 1.35	$(3.10)	$ 30.10
13.0 % / (80.0)%	$ 20.00	$ 7.93	$ 1.56	$ 1.31	$(2.93)	$ 27.87
14.0 % / (80.0)%	$ 18.71	$ 7.25	$ 1.39	$ 1.27	$(2.78)	$ 25.83

Source: Management Projections Note: Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 95.72mm shares outstanding, 4.08 exercisable options with a weighted average strike price of $8.94, 1.84mm unvested options with a weighted average strike price of $14.99, Unvested RSU and PSU totaling 8.2mm, .05mm Warrants with a weighted average strike price of $15.06, and .02mm warrants with a weighted average strike price of $18.82. Includes net cash balance of $0mm at 30-Jun-2022. Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC.

Goldman Sachs

INVESTMENT BANKING DIVISION

Preliminary Illustrative WholeCo DCF

Management Projections | Risk-Adjusted | ($ in millions, except per share values)

FYE Mar-31 | $ in millons	FYQ2-Q4 2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	Terminal
Net Product Revenue	$ 242	$ 599	$ 1,125	$ 1,656	$ 2,149	$ 2,334	$ 2,552	$ 2,695	$ 2,852	$ 3,059	$ 3,266	$ 3,487	$ 3,692	$ 3,880	$ 4,079	$ 4,079
% Growth		*112 %*	*88 %*	*47 %*	*30 %*	*9 %*	*9 %*	*6 %*	*6 %*	*7 %*	*7 %*	*7 %*	*6 %*	*5 %*	*5 %*	*5 %*
(+) Collaboration and Milestone Revenue	$ 120	$ 21	$ 129	$ 464	$ 45	$ 44	$ 47	$ 398	$ 48	$ 371	$ 40	$ 40	$ 516	$ 41	$ 27	$ 0
Memo: Pfizer Collaboration Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	
Memo: Accord Royalty & Milestone Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	
Memo: Richter License & Milestone Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	
(-) Direct Product COGS	$(6)	$(16)	$(31)	$(45)	$(59)	$(64)	$(69)	$(73)	$(82)	$(96)	$(111)	$(126)	$(137)	$(144)	$(152)	$(152)
% of Net Product Sales		*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(3)%*	*(4)%*	*(4)%*	*(4)%*	*(4)%*	*(4)%*
(-) Collaboration Expense to Pfizer	$(105)	$(270)	$(510)	$(751)	$(976)	$(1,061)	$(1,160)	$(1,225)	$(1,280)	$(1,342)	$(1,401)	$(1,469)	$(1,541)	$(1,619)	$(1,700)	$(1,700)
(-) [***]	$(18)	$(44)	$(82)	$(121)	$(152)	$(163)	$(177)	$(187)	$(196)	$(204)	$(211)	$(221)	$(232)	$(244)	$(250)	$(250)
(-) Richter Product Supply COGS	$(5)	$(1)	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
(-) [***] Royalty Expense	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$(3)	$(9)	$(15)	$(20)	$(24)	$(25)	$(27)	$(27)
Gross Profit	**$ 228**	**$ 288**	**$ 631**	**$ 1,203**	**$ 1,007**	**$ 1,091**	**$ 1,192**	**$ 1,607**	**$ 1,339**	**$ 1,780**	**$ 1,569**	**$ 1,691**	**$ 2,273**	**$ 1,889**	**$ 1,977**	**$ 1,950**
% Margin		*46 %*	*50 %*	*57 %*	*46 %*	*46 %*	*46 %*	*52 %*	*46 %*	*52 %*	*47 %*	*48 %*	*54 %*	*48 %*	*48 %*	
(-) R&D	$(113)	$(137)	$(132)	$(131)	$(120)	$(121)	$(124)	$(131)	$(132)	$(135)	$(137)	$(140)	$(141)	$(138)	$(141)	$(141)
% of Net Product Revenue	*(47)%*	*(23)%*	*(12)%*	*(8)%*	*(6)%*	*(5)%*	*(5)%*	*(5)%*	*(5)%*	*(4)%*	*(4)%*	*(4)%*	*(4)%*	*(4)%*	*(3)%*	*(3)%*
(-) SG&A	$(255)	$(354)	$(341)	$(350)	$(361)	$(391)	$(428)	$(517)	$(491)	$(571)	$(538)	$(563)	$(667)	$(618)	$(645)	$(645)
% of Net Product Revenue	*(105)%*	*(59)%*	*(30)%*	*(21)%*	*(17)%*	*(17)%*	*(17)%*	*(19)%*	*(17)%*	*(19)%*	*(16)%*	*(16)%*	*(18)%*	*(16)%*	*(16)%*	*(16)%*
EBIT	**$(139)**	**$(203)**	**$ 157**	**$ 722**	**$ 526**	**$ 578**	**$ 640**	**$ 958**	**$ 716**	**$ 1,074**	**$ 893**	**$ 988**	**$ 1,465**	**$ 1,134**	**$ 1,191**	**$ 1,164**
% Margin	*(39)%*	*(33)%*	*13 %*	*34 %*	*24 %*	*24 %*	*25 %*	*31 %*	*25 %*	*31 %*	*27 %*	*28 %*	*35 %*	*29 %*	*29 %*	*29 %*
(-) Taxes	$ 0	$ 0	$(22)	$(101)	$(74)	$(81)	$(90)	$(134)	$(100)	$(150)	$(125)	$(138)	$(205)	$(159)	$(167)	$(167)
% Book Tax Rate	-	-	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	*14 %*	$ 0
(+) D&A	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1
(-) Change in WC	$(9)	$(16)	$(26)	$(27)	$(25)	$(9)	$(11)	$(7)	$(8)	$(10)	$(10)	$(11)	$(10)	$(9)	$(10)	$ 0
(-) CapEx	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)
Unlevered Free Cash Flow	**$(149)**	**$(220)**	**$ 108**	**$ 594**	**$ 427**	**$ 487**	**$ 539**	**$ 816**	**$ 607**	**$ 912**	**$ 757**	**$ 838**	**$ 1,248**	**$ 964**	**$ 1,013**	**$ 996**
Reference: Implied Cumulative Burn	*$(149)*	*$(369)*	*$(261)*	*$ 332*	*$ 759*	*$ 1,246*	*$ 1,785*	*$ 2,601*	*$ 3,208*	*$ 4,120*	*$ 4,877*	*$ 5,715*	*$ 6,963*	*$ 7,928*	*$ 8,941*	
Reference: Implied YE Cash Position	*$ 125*	*$(96)*	*$ 12*	*$ 606*	*$ 1,033*	*$ 1,520*	*$ 2,059*	*$ 2,875*	*$ 3,482*	*$ 4,394*	*$ 5,151*	*$ 5,989*	*$ 7,237*	*$ 8,201*	*$ 9,214*	
Memo: NOL, R&D and [***]	*$ 0*	*$ 0*	*$ 22*	*$ 101*	*$ 74*	*$ 19*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	
Active Discount Factor	0.96	0.85	0.75	0.66	0.59	0.52	0.46	0.41	0.36	0.32	0.28	0.25	0.22	0.20	0.17	0.17
PV of UFCF	**$(107)**	**$(186)**	**$ 81**	**$ 393**	**$ 250**	**$ 252**	**$ 247**	**$ 331**	**$ 218**	**$ 290**	**$ 213**	**$ 209**	**$ 275**	**$ 188**	**$ 175**	**$ 172**
Sum of PV of UFCF	**$ 2,830**															

EV Bridge @ 13% WACC and (80)% PGR

Build to EV	
Sum of PV of UFCF	$ 2,830
Terminal Year UFCF	$ 996
Undiscounted Terminal Year Value	$ 214
PV of Terminal Value	$ 37
Enterprise Value	**$ 2,867**
(+) Net Cash	$(0)
(+) NOL Credit	$ 141
Equity Value	**$ 3,008**
FDSO (million shares)	107.94
Equity Value per Share	**$ 27.87**

Equity Value Per Share

		Perpetuity Growth Rate		
		(100.0)%	(80.0)%	(60.0)%
WACC	12.0 %	$ 29.71	$ 30.10	$ 30.70
	13.0 %	$ 27.53	$ 27.87	$ 28.39
	14.0 %	$ 25.54	$ 25.83	$ 26.29

Source: Management Projections Note: Net Product Revenue includes Orgovyx, Myfembree (UF, EM, [***], [***]), [***] and Richter Product Supply Royalties. Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 95.72mm shares outstanding, 4.08 exercisable options with a weighted average strike price of $8.94, 1.84mm unvested options with a weighted average strike price of $14.99, Unvested RSU and PSU totaling 8.2mm, .05mm Warrants with a weighted average strike price of $15.06, and .02mm warrants with a weighted average strike price of $18.82. Includes net cash balance of $0mm at 30-Jun-2022. Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC.

Preliminary Illustrative Sensitivity Analysis of WholeCo DCF

Management Projections | Risk-Adjusted | ($ in millions, except per share values)

Implied Orgovyx FY2036 market share by change in volume growth assumption

(3.0)%: 14%
0.0%: 19%
3.0%: 25%

Total est. market size: ~$12bn

Change in Annual Volume Growth and Annual Price Increase[1]

		Change in Volume Growth		
		(3.0)%	0.0 %	3.0 %
YoY Price Increase	5.0 %	$ 27.66	$ 30.95	$ 34.42
	3.0 %	$ 24.99	$ 27.87	$ 31.42
	1.0 %	$ 22.09	$ 24.99	$ 28.87

WACC and Change in Annual Volume Growth[1]

		Change in Volume Growth		
		(3.0)%	0.0 %	3.0 %
WACC	12.0 %	$ 26.93	$ 30.10	$ 33.99
	13.0 %	$ 24.99	$ 27.87	$ 31.42
	14.0 %	$ 23.22	$ 25.83	$ 29.08

Change in GTN and Annual Volume Growth[1]

		Change in Volume Growth		
		(3.0)%	0.0 %	3.0 %
Change in GTN	(2.5)%	$ 25.95	$ 29.10	$ 33.15
	0.0 %	$ 24.99	$ 27.87	$ 31.42
	2.5 %	$ 23.69	$ 26.70	$ 29.95

Change in GTN and Annual Price Increase[1]

		YoY Price Increase		
		1.0 %	3.0 %	5.0 %
Change in GTN	(2.5)%	$ 26.82	$ 29.10	$ 32.65
	0.0 %	$ 24.99	$ 27.87	$ 30.95
	2.5 %	$ 23.71	$ 26.70	$ 29.69

Source: Wildcat Management Preliminary Illustrative Projections Note: Net Product Revenue includes Orgovyx, Myfembree (UF, EM, [***], [***]), [***] and Richter Product Supply Royalties. Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 95.72mm shares outstanding, 4.08 exercisable options with a weighted average strike price of $8.94, 1.84mm unvested options with a weighted average strike price of $14.99, Unvested RSU and PSU totaling 8.2mm, .05mm Warrants with a weighted average strike price of $15.06, and .02mm warrants with a weighted average strike price of $18.82. Includes net cash balance of $0mm at 30-Jun-2022. Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC. [1] Sensitivities applied to FY2027 – FY2036. Steady state volume growth of ~3% for Orgovyx and ~2% for Myfembree is assumed. Management projections assume a 48% GTN for Orgovyx in FY26 extrapolated to ~52% in FY36 and a Myfembree GTN of ~55% in FY26 extrapolated to ~62% in FY36. A 3% annual price increase for both Orgovyx and Myfembree is assumed.

Goldman Sachs

Preliminary Illustrative Sensitivity Analysis

($ in millions, except per share values)

Value Per Share Change — Illustrative Midpoint $27.87

		Current Assumption	Value Dec. / Inc.	Value Per Share Change (Dec.)	Value Per Share Change (Inc.)
WholeCo	Operating Margin	~25% to ~35% over projection period	(5)% each year / + 5 % each year	$(3.98)	$ 3.98
WholeCo	R&D Expense	Annual R&D expense (ex-[***]) growth of 2%	2029-2031 13% annual R&D savings 2032-2036 33% annual R&D savings		$ 0.54
Halo	Exclude [***] / [***] Halo on UF /EM	Include $55 in FY28E at 75% POS extrapolated based on volume growth	Excluded	$(0.41)	
Halo	Exclude EM Halo on UF	Include 110K in FY26E extrapolated based on volume growth	Excluded	$(0.82)	
LOE	Change to LOE (All Products)	2036	2034 / 2037	$(3.32)	$ 1.60
ObSeva / CV	CV Outcomes Study POS	Not Included	Included at a 66% POS		$ 5.64
ObSeva / CV	ObSeva Impact	Not Included	Included		$ 0.96
Contraceptive	Exclude Share Impact	Include 270K in FY26E at 72% POS extrapolated based on volume growth	0% share / 100% share	$(1.46)	$ 0.65
Contraceptive	Include Duration Impact (3mo contra. + 1mo all other)	0% POS of increase in duration	100% POS starting in FY25 with 3mo applied to contraceptive volume and 1mo to all other volume		$ 3.60
Contraceptive	Gain Contraceptive Coverage	0% POS of gaining contraceptive coverage	100% POS starting in FY26 with $227 extrapolated based on proportional volume		$ 3.43
Other	LIBERTY and SPIRIT Duration	0% POS of UF and EM increase in duration	100% POS starting in FY26 with $25 extrapolated based on proportional volume		$ 0.28

Source: Management Projections Note: Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 95.3mm shares outstanding and 6.1mm options outstanding with a weighted average strike price of $10.71 and 4.4mm RSUs outstanding. Includes net cash balance of $0mm at 30-Jun-2022. Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC.

Illustrative Analysis at Various Prices

($ in millions, except per share amounts)

	Metric												
Illustrative Purchase Price Per Share		**$ 18.00**	**$ 19.50**	**$ 21.00**	**$ 22.50**	**$ 24.00**	**$ 25.50**	**$ 27.00**	**$ 28.50**	**$ 30.00**	**$ 31.50**	**$ 33.00**	**$ 34.50**
Premia to Current Share Price $ 13.08		*37.6 %*	*49.1 %*	*60.6 %*	*72.0 %*	*83.5 %*	*95.0 %*	*106.4 %*	*117.9 %*	*129.4 %*	*140.8 %*	*152.3 %*	*163.8 %*
Implied Premia													
30 Day VWAP	$ 12.46	44 %	56 %	69 %	81 %	93 %	105 %	117 %	129 %	141 %	153 %	165 %	177 %
60 Day VWAP	$ 11.04	63 %	77 %	90 %	104 %	117 %	131 %	145 %	158 %	172 %	185 %	199 %	213 %
90 Day VWAP	$ 11.18	61 %	74 %	88 %	101 %	115 %	128 %	142 %	155 %	168 %	182 %	195 %	209 %
YTD VWAP	$ 12.00	50 %	62 %	75 %	87 %	100 %	112 %	125 %	137 %	150 %	162 %	175 %	187 %
52 Week High	$ 26.99	(33)%	(28)%	(22)%	(17)%	(11)%	(6)%	0 %	6 %	11 %	17 %	22 %	28 %
Share Count													
Basic Shares Outstanding		95.7	95.7	95.7	95.7	95.7	95.7	95.7	95.7	95.7	95.7	95.7	95.7
Dilution from Options, RSUs and PSUs		9.7	10.0	10.2	10.4	10.6	10.7	10.9	11.0	11.1	11.2	11.3	11.4
Fully Diluted Shares Outstanding[1]		**105.4**	**105.7**	**105.9**	**106.1**	**106.3**	**106.4**	**106.6**	**106.7**	**106.8**	**106.9**	**107.0**	**107.1**
(-) Sparrow Shares		(50.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)
Minority Shares		**55.4**	**55.6**	**55.9**	**56.1**	**56.3**	**56.4**	**56.5**	**56.7**	**56.8**	**56.9**	**57.0**	**57.1**
Total Equity Value		**$ 1,897**	**$ 2,061**	**$ 2,224**	**$ 2,388**	**$ 2,551**	**$ 2,714**	**$ 2,878**	**$ 3,041**	**$ 3,205**	**$ 3,368**	**$ 3,532**	**$ 3,695**
(+) Debt[2]		359	359	359	359	359	359	359	359	359	359	359	359
(-) Cash[3]		(359)	(359)	(359)	(359)	(359)	(359)	(359)	(359)	(359)	(359)	(359)	(359)
Enterprise Value		**$ 1,897**	**$ 2,061**	**$ 2,224**	**$ 2,388**	**$ 2,551**	**$ 2,714**	**$ 2,878**	**$ 3,041**	**$ 3,205**	**$ 3,368**	**$ 3,532**	**$ 3,695**
Equity Value of Minority Stake		**$ 997**	**$ 1,085**	**$ 1,173**	**$ 1,262**	**$ 1,350**	**$ 1,438**	**$ 1,527**	**$ 1,615**	**$ 1,704**	**$ 1,792**	**$ 1,880**	**$ 1,969**
Net Acquisition Cost to Sparrow[4]		**$ 997**	**$ 1,085**	**$ 1,173**	**$ 1,262**	**$ 1,350**	**$ 1,438**	**$ 1,527**	**$ 1,615**	**$ 1,704**	**$ 1,792**	**$ 1,880**	**$ 1,969**

Source: Market data as of 29-Jul-2022
Note: VWAP calculations based on calendar days; assumes treasury stock method for dilutive effect from options, RSUs and PSUs.
[1]Assumes 95.72mm shares outstanding, 4.08mm exercisable options with a weighted average strike price of $8.94, 1.84mm unvested options with a weighted average strike price of $14.99, unvested RSU and PSU totaling 8.2mm, .05mm Warrants with a weighted average strike price of $15.06, and .02mm warrants with a weighted average strike price of $18.82. [3] As of FY2022 10K; pro forma for $50mm upfront payment from Accord. [4] Equity value of minority stake after subtracting cash, as well as adding long-term debt, less current maturities (related party); not accounting for other transaction related cost.

A Appendix A: Supplementary Discussion Materials

Goldman Sachs

Preliminary Illustrative Orgovyx Market Share

Management Projections ($ in billions)


Risk-Adjusted US Sales[2]
Total market size implied based on assumed Orgovyx market share of 19% from FY2026 – FY2036
$ 4.6
$ 4.8
$ 6.7
$ 8.5
$ 6.9
$ 7.2
$ 7.8
$ 8.3
$ 8.8
$ 9.4
$ 9.9
$ 10.4
$ 11.0
$ 11.7
$ 12.4
$4.3
$4.4
$6.0
$7.4
$5.6
$5.8
$6.3
$6.8
$7.2
$7.6
$8.0
$8.5
$8.9
$9.5
$10.0
$ 0.2
$ 0.4
$ 0.8
$ 1.1
$ 1.3
$ 1.4
$ 1.5
$ 1.6
$ 1.7
$ 1.8
$ 1.9
$ 2.0
$ 2.1
$ 2.2
$ 2.4
5 %
7 %
10 %
13 %
17 %
20 %
21 %
20 %
20 %
28 %
28 %
19 %
15 %
15 %
15 %
FY2022E FY2023E FY2024E FY2025E FY2026E FY2027E FY2028E FY2029E FY2030E FY2031E FY2032E FY2033E FY2034E FY2035E FY2036E
Orgovyx Revenue
Implied Total Market Revenue
Analyst Median Share %

Wildcat Mgmt Market Share	5 %	8 %	11 %	13 %	19 %	19 %	19 %	19 %	19 %	19 %	19 %	19 %	19 %	19 %	19 %
Number of Analysts	6	6	6	6	6	5	5	3	3	2	2	2	1	1	1

Source: Management Projections, Wall Street Research as of 02-Aug-2022

Goldman Sachs

Illustrative Summary Impact of CV Outcomes and ObsEva Uplift to Management Projections

($ in millions except price)

		Illustrative Management Projections	Illustrative Management Projections with CV Outcomes and ObsEva
Orgovyx (FY2036E)	Market Share[1]	~19%	~25%
	Revenue[2]	$ 2,352	$ 2,826
	Gross Price	$ 3,744	
	GTN	52 %	
	Net Price	$ 1,786	
	Operating Margin	29 %	39 %
Myfembree (FY2036E)[3]	Revenue	$ 1,394	$ 1,434
	Gross Price[4]	$ 1,575	
	GTN	62 %	
	Net Price	$ 21	
	Operating Margin	25%	

Source: Management Projections [1] Market share estimates as provided by management. [2] Incremental revenue from CV Outcomes as provided by management and risk-adjusted for a POS of 66%. [3] Values reflect total Myfembree impact except for price and GTN which reflect UF and EM extrapolations. [4] Monthly price at 28 doses per month and $56.24 per dose.

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